TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT made the 18th day of October, 2006

BETWEEN AND AMONGST:

Originally New York, Inc. a Nevada Company with a principal place of business located at 2505 Anthem Village Drive, Suite E-404, Henderson, Nevada 89052 (hereinafter called the “Company”);

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James Monroe Capital Corp., a Delaware Company with a principal place of business located at 707 Skokie Blvd. Suite 600 Northbrook, IL 60062 (hereinafter called the “Transferor”);

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Vineyard Creek Investments, LLC, , an Iowa limited liability company with a principal place of business located at 216 N Commercial Avenue Eagle Grove, Iowa 50533 (hereinafter called the “Investor”).

WHEREAS the Company desires to acquire and the Transferor desires to transfer certain of its property, assets and rights, all upon and subject to the terms and conditions herein contained; and

WHEREAS, as a result of the conveyance of the property identified in this Agreement, the investor desires to purchase shares of common stock of the Company all upon and subject to the terms and conditions herein contained; and

WHEREAS, following the completion of this Agreement, the Transferor and the Investor will own no less than 80% of the Company’s issued and outstanding shares of Common Stock; and

WHEREAS, it is the intent of the parties to have this transaction qualify as a tax free exchange pursuant to the Internal Revenue Code;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other valuable and good consideration, (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.	DEFINED TERMS

1.1          "DEFINED TERMS” Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in this Agreement.

1.2          "ASSETS" means those assets to be conveyed hereunder as more fully set forth in the attached Exhibit A.

1.3          "BUSINESS DAY" means any day except Saturday, Sunday, or any statutory holiday in the State of Florida.

1.4	“COMMON STOCK” means the $0.001 par value common stock of the Company.

1.5          "CLOSING DATE" means the latter of the 18th day of October 2006 or delivery of the required share certificates to the Escrow Agent.

1.6          "TRANSACTION DOCUMENTS" means this Agreement and all other agreements, documents or instruments to be executed in connection with this Agreement.

2.	CONTRIBUTION OF ASSETS AND ISSUANCE OF COMMON STOCK

A. The Company shall acquire from the Transferor those assets set forth on the attached Schedule A. The Company shall also assume those liabilities set forth on Schedule B.

B. In consideration for the contribution of the Assets, the Company shall issue to the Transferor a total of 33,201,000 shares of the Company’s Common Stock representing approximately 50.4% of the Company’s issued and outstanding Common Stock after issuance.

C. If immediately following the Closing it is determined that the total number of issued and outstanding shares of Common Stock due the Transferor and the Investor is less than 80% of the issued and outstanding shares of Common Stock of the Company calculated on a fully diluted basis, then in that event the Company will be authorized to issue additional shares to the Transferor so that the combined ownership of the Transferor and the Investor is no less than 80%.

D.	No Registration.

(a)	The Transferor acknowledges and agrees that:

(i)           The Common Stock to be issued to the Transferor is being issued to the Transferor without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws;

(ii)          The Transferor has had the opportunity to ask questions of and receive answers from the Company, its respective executive officers concerning its businesses and all such inquiries have been completed to his satisfaction;

(iii)         Each certificate to be issued to the Transferor will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such shares of Common Stock is either registered under applicable securities laws or an exemption from such registration is applicable, and provided that if an exemption from registration is claimed;

(iv)         The Transferor shall not transfer any of the Common Stock except in compliance with all applicable securities laws;

(v)          The Transferor is acquiring the Common Stock for its own account, for investment purposes only and not with a view to the sale or distribution thereof;

(vi)         The Transferor has not received any general solicitation or general advertising regarding the acquisition of the Common Stock; and

(vii)        The Transferor is capable of evaluating the merits and risks of an investment in the Common Stock because the Transferor is a sophisticated investor by virtue of its prior investments and has experience in investments similar in nature to the Common Stock, including investments in unlisted and unregistered securities, and has knowledge and experience in financial and business matters in general.

3.	ISSUANCE OF COMMON STOCK

Concurrently with the execution of this Agreement, the Investor shall purchase from the Company a total of 19,499,000shares of Common Stock of the Company representing approximately 29.6 % of the Company’s issued and outstanding common stock after issuance. The purchase price for these shares shall be $300,000 and shall be due and payable upon execution of this Agreement.

A.	Escrow

Until the Closing of this transaction, all funds due for the subscription shall be held in an escrow account with Jeffrey G. Klein, P.A. (the “Escrow Agent”). The Escrow Agent will be instructed to hold the required funds until delivery of the required number of shares made out in the name of the Investor has been delivered to the Escrow Agent. If the share certificates are not delivered to the Escrow Agent by October 26, 2006. Escrow Agent shall be required to return the investor funds to the Investor and this Agreement shall be deemed null and void.

4.	CLOSING.

Except as agreed otherwise by the parties, the closing of the transactions contemplated hereunder will take place on the latter of October 18, 2006 or the delivery of the Common Stock to the Escrow Agent. At the Closing, Transferor shall deliver to Company a duly executed bill of sale or bills of sale and such other instruments of transfer, in form and substance, satisfactory to the attorney for Company with respect to the sale of the Assets as reasonably requested by Company. All documents shall be held in escrow pending delivery of the share certificates to the Investor.

At the Closing there shall also be delivered to the parties certified copies of resolutions of the board of directors of Transferor, the Company and the Investor and shareholders of Transferor authorizing the transactions contemplated hereunder.

At the Closing , the Company shall appoint Chris McGovern to serve as a member of the Company’s Board of Directors. Leonard Luner shall continue to serve as a director of the Company but shall deliver effective on the date of Closing, a resignation as an officer of the Company.

5.	REPRESENTATIONS AND WARRANTIES BY TRANSFEROR.

The Transferor hereby makes the following representations and warranties to the Company. The Transferor represents to be true and correct on the date hereof and (except as the Transferor may notify the Company in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Transferor to be true and correct at the time of the Closing.

(i)	Transferor represents and warrants to the Company as follows:

(a)           Transferor is a Company duly organized and validly existing under the laws of the State of Delaware. Transferor has full power and authority to own the Assets and conduct its business and, except as set forth in Exhibit 6(A) are owned free and clear without any liens or encumbrances.

(b)          The execution, delivery and performance of the Transaction Documents by Transferor, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice of the lapse of time or both,

(i)	violate any provision of law, statute, rule or regulation to which Transferor is subject,

(ii)          violate any judgment, order, writ or decree to which Transferor is a party or by which it is or may be bound; or

(iii)          to the knowledge of Transferor, result in the breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Transferor is a party or by which it is or may be bound or affected.

(c)           All necessary corporate action has been taken by Transferor to authorize the execution, delivery and performance of the Transaction Documents. The Transaction Documents have been duly and validly authorized, executed and delivered by Transferor and constitute the valid and binding obligation of Transferor enforceable against it in accordance with their respective terms.

(d)          All consents and approval required for transferring the Assets have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Transaction Documents.

(e)           Except as set forth herein, there is no action of law, in equity, arbitration proceeding, governmental proceeding or investigation pending, or to Transferor's knowledge threatened against the Transferor with respect to the operation of the Assets, or Transferor's ownership thereof. Transferor is not in default with respect to any decree, injunction or other order of any court or other jurisdiction with respect to any of the Assets to be transferred.

(f)           Transferor has conducted its business in compliance with all applicable federal, state and local laws, regulations and ordinances.

(g)          No employee, director, officer or stockholder (or any current or former family member thereof) of Transferor, either individually or in any other capacity, has a claim of any kind against the Assets, and the Transferor has no obligation with respect to such person or entity, except the right to current salary or wages, accrued vacation pay, and reimbursable expenses arising in the ordinary course of business. Transferor does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees.

(h)          The execution and delivery of this Agreement by the Company and the performance of all the Company's obligations hereunder have been duly authorized and approved by all required action on the part of the Company pursuant to applicable law. The Transferor has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(i)           This Agreement and any other documents, instruments and agreements executed by the Transferor in connection herewith constitute the valid and legally binding agreements of the Transferor , , enforceable against the Transferor in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

(j)           Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Transferor in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Transferor , any provision of any contract to which the Transferor may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Assets ; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, the Transferor.

(k)          The Transferor has conducted its own independent investigation with respect to the Company’s operations and will not take any steps to contravene the terms and conditions set forth herein.

6.	REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby makes the following representations and warranties to the Transferor and the Investor. The Company represents to be true and correct on the date hereof and (except as the Company may notify the Transfeorl in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Company to be true and correct at the time of the Closing.

6.1	Organization.

The Company is a Company duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified or licensed as a foreign corporation in any other jurisdiction where said licensing is required. The Company has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. Except as set forth in the Company’s filings with the Securities and Exchange Commission, the Company does not have any subsidiary or equity interest in any entity. Accurate, current and complete copies of the Articles of Incorporation Company and Bylaws of the Company to be provided prior to Closing and attached as Schedule 7.1.

6.2	Stock Ownership.

The authorized capital stock of the Company consists of 120,000,000_ shares of Common Stock, of which 13,172,108 are issued and outstanding (excluding any shares of Common Stock to be issued pursuant to this Agreement).

All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Upon the issuance of the Common Stock pursuant to this Agreement, the Common Stock to be issued to the Transferor and the Investor shall, on a fully diluted basis, constitute no less than 80% of all the issued and outstanding Common Stock. Upon issuance of the Common Stock to the Transferor and Investor, legal and beneficial ownership of the Common Stock shall be transferred to the Transferor and Investor free and clear of all encumbrances, except those required by Rule 144 of the

Securities Act, and all of the Common Stock to be issued shall be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company.

6.3	Authority and Approval of Agreement.

(a)           The execution and delivery of this Agreement by the Company and the performance of all the Company's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Company pursuant to applicable law. The Company has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b)          This Agreement and any other documents, instruments and agreements executed by the Company in connection herewith constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

6.4	No Violations.

Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Company in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Company, any provision of any contract to which the Company may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the Exchanged Company Stock or any other capital stock of the Company; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, the Company.

6.5	Financial Statements.

Schedule 6.5 sets forth the audited financial statements of the Company ("Financial Statements"), including balance sheets, statements of operations, statements of changes in shareholders' equity and statements of cash flows for the fiscal year ended December 31, 2005 and the unaudited quarterly statements for the period ended June 30, 2006. The Financial Statements and Balance Sheet are true, correct and complete, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and accurately reflect the Company's financial condition and the results of the Company's operations for the periods and as of the dates which they purport to cover.

Schedule 6.5(B) sets forth the unaudited balance sheet as of the date June 30, 2006. (If no financial statements are attached as an exhibit to this Agreement, the financial statements of the Company filed with the Securities and Exchange Commission are specifically incorporated herein by reference). Said Financial Statements accurately reflect the financial condition of the Company. Attached hereto as schedule 6.5 b is the documentation indicating the forgiveness of indebtedness or satisfaction of all shareholder loans and the forgiveness of any accrued salary. There are no other outstanding loans, accrued salaries or payables except for sums due the Company’s transfer agent totaling approximately $1,000. There shall be no additional liabilities due or accrued of any kind or nature, including legal fees, except for stock transfer agent fees which may be incurred through the date of Closing.

6.6	Conduct Since Date of Balance Sheet.

Except as disclosed in Schedule 6.6 hereto or as otherwise set forth herein none of the following has occurred since the date of the Balance Sheet:

(a)           Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of the Company, nor are there any circumstances known to the Company which might result in such a material adverse change or such an effect;

(b)	Any increase of indebtedness of the Company;

(c)           Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

(d)           Any cancellation by the Company, without payment in full, of any obligation to the Company of any shareholder, director, officer or employee of the Company (or any member of their respective families), or any entity in which any shareholder, director or officer of the Company (or any member of their respective families) has any direct or indirect interests;

(e)           Any obligation incurred by the Company other than in the ordinary course of business;

(f)           Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

(g)          Any agreement obligating the Company to do or take any of the actions referred to in this Section 2.7 outside the ordinary course of business.

(h) As of the Closing Date, the Company will have no liabilities except for unpaid and accrued expenses due the Company’s stock transfer agent.

6.7	Contracts.

There are no outstanding contracts or agreements, whether written or oral ("Contract"), (other than this Agreement) to which the Company is a party or by which the Company or any of its assets are bound.

Offers.

There are no outstanding offers, bids, proposals or quotations made by the Company which, if accepted, would create a Contract with the Company.

6.8	Officers, Directors, Agents, etc.

Leonard Luner is the sole officer, director and employee of the Company. As of the Closing date, neither he nor any former officer, director or employee is owed any compensation of any kind or nature.

6.9	Labor Matters.

The Company is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, Company, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement which has not been terminated and satisfied in full. No former employee of the Company has any claim against the Company (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against the Company arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

6.10	Environmental Matters.

The Company has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where the Company has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Company, and no polychlorinated biphenyls are used or stored at any property owned or leased by the Company.

6.11	Books and Records.

The Company's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Company's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Company is or was a party or by which the Company or any of its assets are or were affected.

6.12	Taxes.

Except as otherwise disclosed in this Agreement, or any applicable SEC filings, all tax returns and all taxes due, owing and payable by the Company have been filed and fully paid. No claim for any tax due from or assessed against the Company is being contested by the Company. None of the Company's tax returns or reports has been audited by the Internal Revenue Service or any state or local tax authority, and the Company has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local tax authority. There are no agreements, waivers or other arrangements providing an extension of time with respect to the assessment of any tax against the Company, nor are there any tax proceedings now pending or threatened against the Company. The Company is not aware of any facts that exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further tax against the Company.

6.13	Litigation.

The Company is not a party to, the subject of, or threatened with any litigation nor, to the best of the Company's knowledge, is there any basis for any litigation. The Company is not contemplating the institution of any litigation.

6.14	Other Liabilities.

No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Company nor, to the best of the Company's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Company. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

6.15	Consents.

The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

6.16	Judgments.

There are no outstanding judgments against the Company. There are no health or safety problems involving or affecting the Company. There are no open workers compensation claims against the Company, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, director, officer, employee or agent of the Company, or any heir or personal representative thereof, against the Company or any successor to the businesses of the Company.

6.17	SEC Reporting Obligations.

The Company has filed all required reports with the Securities and Exchange Commission (the “Commission”). All of the filings made with the Commission are complete and accurate, and do not omit any information required to make the statements and information provided, non-misleading, accurate and meaningful. None of the reports filed with the Commission contain any untrue statement of a material fact or omit any material fact. The Company has not received any inquiries or trading suspensions from the SEC or the NASD.

6.18	Full Disclosure.

All the representations and warranties made by the Company herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

7.	REPRESENTATIONS AND WARRANTIES BY THE INVESTOR.

The Investor hereby makes the following representations and warranties to the Company. The Investor represents to be true and correct on the date hereof and (except as the Investor may notify the Company in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Investor to be true and correct at the time of the Closing.

(i)	The Investor represents and warrants to the Company as follows:

(a)           Investor is a limited liability company duly organized and validly existing under the laws of the State of Iowa.

(b)          The execution, delivery and performance of the Transaction Documents by the Investor, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice of the lapse of time or both,

(i)	violate any provision of law, statute, rule or regulation to which Investor is subject,

(ii)          violate any judgment, order, writ or decree to which Investor is a party or by which it is or may be bound; or

(c)           All necessary corporate action has been taken by Investor to authorize the execution, delivery and performance of the Transaction Documents. The Transaction Documents have been duly and validly authorized, executed and delivered by Transferor and constitute the valid and binding obligation of Transferor enforceable against it in accordance with their respective terms.

(d)          No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Transaction Documents.

(e)	No Registration.

(a)           The Investor acknowledges that it is an accredited investor as defined under the Securities Act of 1933and represents and understands that:

(i)           The Common Stock to be issued to the Investor is being issued to the Investor without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws;

(ii)          The Investor has had the opportunity to ask questions of and receive answers from the Company, its respective executive officers concerning its businesses and all such inquiries have been completed to his satisfaction;

(iii)         Each certificate to be issued to the Investor will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such shares of Common Stock is either registered under applicable securities laws or an exemption from such registration is applicable, and provided that if an exemption from registration is claimed;

(iv)         The Investor shall not transfer any of the Common Stock except in compliance with all applicable securities laws;

(v)          The Investor is acquiring the Common Stock for its own account, for investment purposes only and not with a view to the sale or distribution thereof;

(vi)         The Investor has not received any general solicitation or general advertising regarding the acquisition of the Common Stock; and

(vii)        The Investor is capable of evaluating the merits and risks of an investment in the Common Stock because the Investor is a sophisticated investor by virtue of its prior investments and has experience in investments similar in nature to the Common Stock, including investments in unlisted and unregistered securities, and has knowledge and experience in financial and business matters in general.

(viii) The Investor has conducted its own independent investigation regarding an investment in the Company and has not relied upon any oral representations made by the Company. The Investor is aware that an investment in the Company’s Common Stock is speculative and has reviewed the Company’s business plan which the Company will undertake following Closing.

(ix) The Investor has knowledge and experience in financial matters to evaluate the merits and risks, sufficient net worth to sustain a total loss of the investment and that the Investor was not formed for the purpose to make an investment in the Company.

8.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TRANSFEROR TO CLOSE

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Transferor’s obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 9, except to the extent that such satisfaction is waived by the Transferor in writing.

8.1           Representations and Warranties of the Company. All representations and warranties made by the Company contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

8.2           Performance of this Agreement. The Agreement has been duly approved and authorized by the Company and no consent of any government agency or the filing of any reports with the Securities and Exchange Commission shall be required prior to Closing. The Company shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by the Company on or prior to the Closing.

8.3	Absence of Litigation. Except as otherwise disclosed in this agreement, no litigation has been instituted on or before the time of the Closing or any investigation instituted by any government or pseudo-government agency.

8.4           Deliveries at Closing. At Closing, in addition to all other deliveries to be made to the Corporation hereunder, the Corporation shall receive a certificate signed by Leonard Luner, the CEO of Company, dated as of the Closing, certifying that: (a) all of the terms and conditions of this Agreement to be satisfied or performed by Company on or before the time of the Closing have been satisfied or performed; (b) except as set forth in this Agreement, there is no other litigation has been instituted or, to the best of Mr. Luner’s knowledge, threatened on or before the time of the Closing by any person (other than the Corporation), the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of Company; and (c) there has not been any material adverse change in or affecting Company between the date of this Agreement and the time of the Closing. In addition to the foregoing, the Company shall deliver at Closing:

a.             Share Certificates(a)       Duly issued certificates representing the Common Stock due Transferor and Investor, together with any documentary stamps required in connection with such transfer and such other appropriate documents and instruments of transfer as Transferor may reasonably request.

b.            An Active Status Certificate for the Company dated no earlier than ten (10) days before the Closing, from the State of Incorporation.

c.            A copy of the resolutions adopted by the Board of Directors of the Company, certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

d.            Such corporate resolutions, resignations and other documents as shall be required to remove all officers of the Company and Leonard Luner shall remain as a director and nominate Chris McGovern as the sole officer and as a co-director with Luner of the Company.

e.            Copies of all documentation reflecting the cancellation and/or issuance of any shares of the Company’s Common Stock since the filing date of the Company’s latest Form 10-QSB as filed with the Securities and Exchange Commission.

9.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY TO CLOSE

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Transferor’s obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 10, except to the extent that such satisfaction is waived by the Transferor in writing.

9.1           Representations and Warranties of the Transferor. All representations and warranties made by the Transferor contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

9..2          Performance of this Agreement. The Agreement has been duly approved and authorized by the Transferor and no consent of any government agency shall be required prior to Closing. The

Transferor shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by the Company on or prior to the Closing.

9..3          Absence of Litigation. Except as otherwise disclosed in this agreement, no litigation has been instituted on or before the time of the Closing or any investigation instituted by any government or pseudo-government agency.

9.4           Deliveries at Closing. At Closing, in addition to all other deliveries to be made to the Corporation hereunder, the Corporation shall receive a certificate signed by Chris McGovern, the CEO of Transferor, dated as of the Closing, certifying that: (a) all of the terms and conditions of this Agreement to be satisfied or performed by Company on or before the time of the Closing have been satisfied or performed; (b) except as set forth in this Agreement, there is no other litigation has been instituted or, to the best of Mr. McGovern knowledge, threatened on or before the time of the Closing by any person (other than the Corporation), the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of Transferor; and (c) there has not been any material adverse change in or affecting Transferor between the date of this Agreement and the time of the Closing.

10.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INVESTOR TO CLOSE

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the Investor’s obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 11, except to the extent that such satisfaction is waived by the Transferor in writing.

10.1         Representations and Warranties of the Transferor. All representations and warranties made by the Company contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

10.2         Performance of this Agreement. The Agreement has been duly approved and authorized by the Transferoror and the Company and both parties have executed required closing documents.

11.	POST CLOSING OBLIGATIONS

Following the Closing of this Agreement, the Company agrees that it will not take any of the following actions:

A. For a period of six months following the Closing, the Company agrees not to file a Registration Statement with the Securities and Exchange Commission unless said Registration Statement is in connection with the acquisition of any assets or Corporation unaffiliated to the Transferor.

B. For a period of six months following the Closing, the Company shall not declare any reverse stock splits.

C. For a period of three years following the Closing, the Company will not create any option or stock plan that exceeds 5% of the then issued and outstanding shares of common stock of the Company. Notwithstanding the foregoing, nothing shall prohibit the Company from issuing warrants in connection with any future capital financing or acquisition.

D. For a period of one year following the execution of this Agreement, any shares issued to Chris McGovern as a bonus, but not in lieu of compensation, shall be limited to one percent of the Company’s issued and outstanding shares of Common Stock.

E. Neither Leonard Luner nor any affiliate of his shall take any steps to list the Company’s Common Stock on the Berlin Stock Exchange.

F. Neither Leonard Luner nor any affiliates of his shall at any time “Short Sell” any of the Company’s shares of Common Stock.

12.	TERMINATION

12.1         Termination on Default. If, prior to the Closing, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day after the date notice is given by the non-defaulting party to the defaulting party specifying the nature of such breach or default (or at or before the time of the Closing if sooner), then the non-defaulting party may terminate this Agreement immediately upon notice to the defaulting party.

12.2         Termination at Closing. If any of the conditions to Closing set forth in this Agrement are not satisfied at or before the time of the Closing, then any of the parties to this Agreement may terminate this Agreement by notifying the others at the Closing.

13.	OTHER AGREEMENTS

Name Change. Following the consummation of this transaction, and subject to any required shareholder approval, the Company shall change its name as proposed by Chris McGovern..

14.	MISCELLANEOUS.

14.01 This Agreement may not be assigned by any party.

14.02      Survival or Representations. The representations and warranties set forth herein shall survive the execution of this Agreement.

14.03      Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and shall not be change or amended without the prior written consent of all the parties hereto.

14.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa. In the event of any litigation arising under this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys fees. By entering into this Agreement the parties agree to jurisdiction for any dispute in the state of Iowa.

14.05      Captions. The captions herein are for the convenience of the parties and are not to be constructed as part of the terms of this Agreement.

14.06      Waiver. Any waiver by either party of any breach of this Agreement shall not be considered a waiver of any subsequent breach.

14.07      Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed by registered or certified mail, postage prepaid return receipt requested, to the party to whom it is to be given.

14.08      Severability: In the event that any part of this Agreement is held to be unenforceable, then such provision shall in no way affect the other terms and provisions of this Agreement which shall remain in full force and effect.

14.09      Expenses. Each of the parties hereto shall bear its own expenses in connection with the transactions contemplated. However, any legal fees or accounting fees incurred by the Company shall be satisfied prior to Closing and Transferor shall not be liable for any legal or accounting fees. Any legal or accounting fees incurred as a result of this Agreement or incurred prior to Closing, or any other fees or expenses except for stock transfer agent fees, which are not paid by the Company shall be the personal obligation of Leonard Luner. Leonard Luner _ agrees to personally indemnify and hold harmless the Transferor from any Company liabilities incurred prior to and up to the date of Closing except for Stock Transfer fees,

IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal on the day and year first above written.

Transferor:	James Monroe Capital Corp.

ATTEST:

_________________	BY:________________________________

Company:	Originally New York, Inc.

ATTEST:

_________________	BY:_________________________________

Investor:	Vineyard Creek Investments, LLC

ATTEST:

_________________	BY:_________________________________

ATTEST:	Leonard Luner

_________________	BY:_________________________________
Leonard Luner

As to paragraphs 11 (e) and 11(f) and to 14.04 and 14.09 only